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                                                                     Exhibit 3.3


                                     BY-LAWS

                                       OF

                                 THE KNOT, INC.

                            (a Delaware corporation)


                                   ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office shall be established and maintained at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The Corporation Trust Company shall be the registered agent of this corporation in charge thereof.

         Section 2. Other Offices. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Annual Meetings. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

         Section 2. Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.
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         Section 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. At all elections of directors the voting may, but need not be by ballot. All elections for directors shall be decided by plurality vote;
all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         A complete list of the stockholders entitled to vote in the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be opened to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of that class or classes present in person or represented by proxy at the meeting shall be the act of the class, unless otherwise provided in the corporation's Certificate of Incorporation.

         Section 4. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote at the meeting shall constitute a quorum


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at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

         Section 5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by a President, or by resolution of the directors.

         Section 6. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting.

         Section 7. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the


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corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do all acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by the inspector or inspectors and execute a certificate of any fact found by the inspector in inspectors.

                                  ARTICLE III
                                    DIRECTORS

         Section 1. Number and Term. The number of directors shall be such number as the stockholders or the Board of Directors may from time to time determine by resolution. The directors shall be elected at the annual meeting of the stockholders or at a special meeting called


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for that purpose, and each director shall be elected to serve until his successor shall be elected and qualified. Directors need not be stockholders.

         Section 2. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         Section 3. Increase of Number. The number of directors may be increased by the affirmative vote of a majority of the directors, though less than a quorum, or by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors shall have been elected and qualified.

         Section 4. Powers. The Board of Directors shall exercise all of the powers of the corporation except such as are by law or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

         Section 5. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee or committees. The member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a


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quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or to amend the By-Laws of the corporation; and, unless the resolution, these By-Laws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         Section 6. Meetings. The newly elected directors shall hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

         Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         Special meetings of the Board may be called by the Chairman of the Board or a President on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.


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         Section 7. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         Section 10. Participation by Telephone. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting shall constitute presence in person at such meeting.


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                                   ARTICLE IV
                                    OFFICERS

         Section 1. Officers. The officers of the corporation shall be one or more Presidents, Treasurers and Secretaries, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

         Section 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 3. Chairman. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 4. Presidents. One or more Presidents may be elected, each having the general powers and duties of supervision and management usually vested in the office of president of a corporation. The Presidents shall preside at all meetings of the stockholders if present thereat and, in the absence or nonelection of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, each President shall execute bonds, mortgages and other contracts on behalf


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of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

         Section 5. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Presidents or the directors.

         Section 6. Treasurers. The Treasurers shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The Treasurers shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         The Treasurers shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the Presidents, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         Section 7. Secretaries. The Secretaries shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that


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purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

         Section 8. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                   ARTICLE V
                                  MISCELLANEOUS

         Section 1. Resignations. Any director, member of a committee or corporate officer may, provided the same would not result in a breach of any contract to which said person is a party, resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 2. Vacancies. If the office of any director, member of a committee or corporate officer becomes vacant, by reason of death, disability or otherwise, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

         Section 3. Certificates of Stock. Certificates of stock, signed by the Chairman of the Board of Directors, or the President or any Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation, unless otherwise required by the Board of Directors. When such certificates are countersigned (1) by a transfer agent other than the


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corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

         Section 4. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock represented by such certificate, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

         Section 5. Transfer of Shares. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         Section 6. Stockholders Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall


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not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 7. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

         Section 8. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 9. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors. In the absence of such determination, the fiscal year shall be the calendar year.

         Section 10. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.


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         Section 11. Notice and Waiver of Notice. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by- the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
                                 INDEMNIFICATION

         To the full extent permitted law, the corporation must (a) indemnify any person or his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by him in connection with such action, suit or proceeding, and (b) advance expenses incurred by an officer or director in defending such civil or criminal action,


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suit or proceeding to the full extent authorized or permitted by the laws of the
State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by
Section 145 of the Delaware General Corporation Law.

                                  ARTICLE VII
                                   AMENDMENTS

         These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors.


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